Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk – Analysts/Investors
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
Lowe's Chris Ahearn – VP-Corporate Communications 704-758-2304 chris.c.ahearn@lowes.com

ALLIANCE DATA'S CANADIAN LOYALTY BUSINESS SIGNS NEW AGREEMENT
WITH LOWE'S CANADA

AIR MILES® Reward Program Expands Penetration in Canada's
Home Improvement Category

DALLAS, September 1, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that its LoyaltyOne business, operator of its Canadian coalition loyalty business, signed a new multi-year agreement with Lowe's Canada, a division of Lowe's Companies, Inc. (NYSE: LOW),  to become a sponsor in the AIR MILES Reward Program. A full roll-out of the rewards program to Lowe's stores in Canada is anticipated to begin on December 1, 2015. No other terms of the agreement were released.

Lowe's Companies, Inc. is a FORTUNE® 50 home improvement company with fiscal year 2014 sales of $56.2 billion, serving approximately 16 million customers a week in the United States, Canada and Mexico through its stores and online.

In Canada, Lowe's opened its first stores in December 2007 and now operates 40 stores in Ontario, Alberta, Saskatchewan and British Columbia. In July 2015, Lowe's Canada announced that it will expand its presence in the provinces in which it currently has stores by opening an additional 14 new locations. Canadian customers will be able to earn reward miles at all Canadian Lowe's retail locations and for purchases online at lowes.ca.

"Lowe's expanding presence in Canada's multi-billion dollar and highly competitive home improvement retail category reflects Canadians' continued interest in spending on housing and home improvement projects," said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. "Lowe's participation in our coalition loyalty program expands and deepens our penetration in this high-value category and will accelerate reward miles issuance in significant-sized markets across Canada."

"We are excited to join the AIR MILES Reward program and offer our customers an even more rewarding experience in our stores," says Sylvain Prud'homme, President, Lowe's Canada. "As we grow our business in Canada, we continue to look for ways to add value for our customers and enhance their overall shopping experience. This partnership gives our customers one more reason to shop at Lowe's."

The AIR MILES Reward Program is Canada's premier coalition loyalty program with more than 10 million active Collector accounts, representing approximately two-thirds of all Canadian households. AIR MILES collectors earn reward miles at more than 100 leading brand-name partners representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise. The AIR MILES Cash feature option enables Collectors who opt in the flexibility to instantly redeem their AIR MILES reward miles from their Cash balance in-store towards their purchases at participating Partners.

About Lowe's

Lowe's Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 16 million customers a week in the United States, Canada and Mexico through its stores and online. With fiscal year 2014 sales of $56.2 billion, Lowe's has 1,840 home improvement and hardware stores and more than 265,000 employees. In Canada, Lowe's opened its first stores in December 2007 and now operates 40 stores in Ontario, Alberta, Saskatchewan and British Columbia with more than 6,000 employees. For more information, visit Lowes.ca.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.
LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 15,000 associates at approximately 100 locations worldwide.

Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, the leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.